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Hertz Global Holdings Announces Pricing of $1.25 Billion Private Offering of Senior Second Priority Secured Notes by The Hertz Corporation

ESTERO, Fla., May 31, 2017 -- Hertz Global Holdings, Inc. (NYSE: HTZ) (the "Company") announced today that its wholly-owned subsidiary, The Hertz Corporation ("Hertz"), has entered into an agreement to sell $1.25 billion aggregate principal amount of 7.625% Senior Second Priority Secured Notes due 2022 (the "Notes") in a private offering (the "Offering") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Offering is expected to close on or about June 6, 2017, subject to customary closing conditions.

The Notes will pay interest semi-annually in arrears. The Notes are expected to be guaranteed on a senior second priority secured basis by the domestic subsidiaries of Hertz that guarantee its senior credit facilities from time to time.

Hertz intends to use a portion of the net proceeds from the issuance of the Notes, together with available cash, to redeem in full all of its outstanding $250.0 million aggregate principal amount of 4.25% Senior Notes due 2018 (the "2018 Notes") and $450.0 million aggregate principal amount of 6.75% Senior Notes due 2019 (the "2019 Notes"). Hertz intends to use the remaining net proceeds from the issuance of the Notes, together with available cash, to refinance certain of its other existing indebtedness in one or more transactions following the consummation of the Offering, which may include repayments of outstanding borrowings and/or commitment reductions with respect to its senior credit facilities and/or repurchases, redemptions or retirements of certain of its other senior notes.

On May 30, 2017, Hertz provided conditional notices (each, a “Notice of Conditional Redemption”) to Wells Fargo Bank, National Association, as trustee (the “Trustee”), of its intent to redeem in full its outstanding (i) 2018 Notes, pursuant to the Indenture, dated as of October 16, 2012, as supplemented (the “2018 Indenture”) and (ii) 2019 Notes, pursuant to the Indenture, dated as of February 8, 2011, as supplemented (the “2019 Indenture”), in each case, among Hertz, the guarantors from time to time party thereto, and the Trustee. The redemptions of the 2018 Notes and 2019 Notes are subject to the satisfaction of specified conditions precedent set forth in the applicable Notice of Conditional Redemption, including the consummation of the Offering of the Notes. The Notices of Conditional Redemption were sent by the Trustee to the registered holders of the 2018 Notes and 2019 Notes in accordance with the requirements of the 2018 Indenture and 2019 Indenture, respectively, on May 30, 2017.

The anticipated redemption date is June 29, 2017 or, if the conditions precedent are not satisfied on or prior to June 29, 2017, such later date (but not later than July 29, 2017) as such conditions precedent are so satisfied (such date of such redemption, the “Redemption Date”). The redemption price for the 2018 Notes will be equal to 100.0% of the principal amount of the 2018 Notes, plus the applicable “make-whole”, plus accrued but unpaid interest thereon to the Redemption Date. The redemption price for the 2019 Notes will be equal to 100.0% of the principal amount of the 2019 Notes, plus accrued but unpaid interest thereon to the Redemption Date.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes (and the guarantees of the Notes) or any other securities, nor will there be any sale of the Notes (or any guarantees of the Notes) or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The Notes (and the guarantees of the Notes) will be issued in reliance on the exemption from the registration requirements provided by Rule 144A under the Securities Act and, outside of the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. None of the Notes (or the guarantees of the Notes) have been registered under the Securities Act or any state or other jurisdiction's securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state and other jurisdiction's securities laws.

This press release does not constitute a notice of redemption under the 2018 Indenture or the 2019 Indenture nor an offer to tender for, or purchase, any 2018 Notes, any 2019 Notes or any other security. There can be no assurances that the conditions precedent to the redemptions will be satisfied or that the redemptions will occur.

ABOUT HERTZ

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands in approximately 9,700 corporate and franchisee locations throughout North America, Europe, The Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Ultimate Choice, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz apart from the competition. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include "forward-looking statements." Forward-looking statements include information concerning the Company's liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company's actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K filed or furnished to the Securities and Exchange Commission ("SEC").

Among other items, such factors could include: the effect of the debt markets on the Offering; Hertz's ability to satisfy the closing conditions to the Offering; Hertz’s ability to satisfy the conditions to the redemption of the 2018 Notes and the 2019 Notes; any claims, investigations or proceedings arising as a result of the restatement in 2015 of the Company's previously issued financial results; the Company's ability to remediate the material weaknesses in its internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of the Company's separation of its vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and the Company's ability to obtain the expected benefits of the separation; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in the Company's markets on rental volume and pricing, including on the Company's pricing policies or use of incentives; increased vehicle costs due to declines in the value of the Company's non-program vehicles; occurrences that disrupt rental activity during the Company's peak periods;  the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles it purchases; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; the Company's ability to maintain sufficient liquidity and the availability to it of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; the Company's ability to adequately respond to changes in technology and customer demands; the Company's ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during its peak periods, due to safety recalls by the manufacturers of its vehicles; a major disruption in the Company's communication or centralized information networks; financial instability of the manufacturers of the Company's vehicles; any impact on the Company from the actions of its franchisees, dealers and independent contractors; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; the Company's ability to successfully integrate acquisitions and complete dispositions; the Company's ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to the Company's indebtedness, including its substantial amount of debt, its ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; the Company's ability to meet the financial and other covenants contained in its senior credit facilities, its outstanding unsecured senior notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; the Company's ability to successfully outsource a significant portion of its information technology services or other activities; the Company's ability to successfully implement its finance and information technology transformation programs; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the Company's operations, the cost thereof or applicable tax rates; changes to the Company's senior management team and the dependence of its business operations on its senior management team; the effect of tangible and intangible asset impairment charges; the Company's exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; the Company's exposure to fluctuations in foreign currency exchange rates and other risks described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The Company therefore cautions you against placing undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Hertz Global Holdings, Inc.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com